Calculation of Filing Fee Tables
F-1
Fitness Champs Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A Ordinary Share or one Pre-Funded Warrant to purchase one Class A Ordinary Share, and one Warrant to purchase one Class A Ordinary Share	457(o)			$ 14,000,000.00	0.000087	$ 1,218.00
Fees to be Paid	2	Equity	Class A Ordinary Shares included in the Units	Other				0.000087	$ 0.00
Fees to be Paid	3	Other	Warrants included in the Units	Other				0.000087	$ 0.00
Fees to be Paid	4	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	Other				0.000087	$ 0.00
Fees to be Paid	5	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	457(o)			$ 23,800,000.00	0.000087	$ 2,070.60
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 37,800,000.00		$ 3,288.60
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,288.60
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.00225 per share (the "Class A Ordinary Shares"), of Fitness Champs Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.00225 per share (the "Class A Ordinary Shares"), of Fitness Champs Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $14,000,000. No separate registration fee is required for the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants pursuant to Rule 457(i) under the Securities Act.

[3]	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

[4]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.00225 per share (the "Class A Ordinary Shares"), of Fitness Champs Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. The proposed maximum aggregate offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Ordinary Shares and Pre-Funded Warrants (including Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $14,000,000. No separate registration fee is required for the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants pursuant to Rule 457(i) under the Securities Act.

[5]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.00225 per share (the "Class A Ordinary Shares"), of Fitness Champs Holdings Limited (the "Company") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. There will be issued one Warrant, each to purchase one Class A Ordinary Share, for every one Class A Ordinary Share or Pre-Funded Warrant offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units proposed to be sold in the offering is $23,800,000, which is equal to 170% of $14,000,000, as each Unit will also include a Warrant to purchase one Class A Ordinary Share at an exercise price equal to 170% of the purchase price per Unit. The Warrants may be exercised, at the option of the holder, through a "zero exercise price" option, whereby the holder thereof would not pay a cash purchase price upon such exercise, but instead would receive upon such exercise a number of Class A Ordinary Shares equal to the product of (a) the number of Class A Ordinary Shares that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the then applicable exercise price minus the lowest volume weighted average price ("VWAP") of the Class A Ordinary Shares during the five trading days immediately prior to the applicable exercise date (such VWAP, the "Low Price") by (ii) 50% of the Low Price, or fifteen (15) Class A Ordinary Shares per Warrant using an assumed exercise price of $1.70 per Warrant and an assumed Low Price of $0.20, which is the assumed Floor Price under the Warrant, resulting in a maximum of 210,000,000 Class A Ordinary Shares issuable upon exercise of all Warrants. Under this circumstance, the Company will not receive any cash proceeds from the exercise of the Warrants, and as such the registration fee is calculated based on the maximum aggregate offering price at which the Warrants may be exercised for cash.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date